Exhibit 99.1

                               SECOND AMENDMENT TO
                              ASSET SALE AGREEMENT


      This Second Amendment to Asset Sale Agreement (this "Amendment") is made and entered into effective as of January 1, 2005 (the "Amendment Effective Date") by and among AHM CGH, Inc., a California corporation ("AHM"), Health Resources Corporation of America - California, a Delaware corporation ("HRC"), SHL/O Corp., a Delaware corporation ("SHL/O") and UWMC Hospital Corporation, a California corporation ("UWMC") (AHM, HRC, SHL/O and UWMC are collectively referred to herein as "Seller") and Integrated Healthcare Holdings, Inc., a Nevada corporation ("Purchaser").

                                    RECITALS


      A. Seller and Purchaser entered into that certain Asset Sale Agreement dated as of September 29, 2004, as amended by that certain First Amendment to Asset Sale Agreement, dated as of January 28, 2005 (the "Agreement"), pursuant to which Purchaser agreed to acquire from Seller substantially all of the assets used in the operation of the Hospitals.

      B. Through Purchaser's countersignature to a letter from Douglas A. Jaques, counsel to Seller, to Robert Lundy and Todd Swanson, counsel to Purchaser, dated January 28, 2005 (the "Letter"), Purchaser has entered into a binding agreement with Seller with respect to certain matters relating to the transaction contemplated by the Agreement.

      C. The Letter contemplates that the matters addressed thereby will be reflected in a formal amendment to the Agreement to be executed by Seller and Purchaser.

      D. Seller and Purchaser now desire to formally incorporate as part of the Agreement those certain matters agreed to between the parties in the Letter through the execution of this Amendment.

      E. This Amendment, when executed by Seller and Purchaser, supercedes the Letter which Letter shall be of no further force or effect.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. Except to the extent it is specifically indicated to the contrary in this Amendment, defined terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

            2. Good Faith Deposit. Section 1.4(a) of the Agreement is hereby deleted, and replaced in its entirety with the following language:

                  "(a) Good Faith Deposit. Purchaser has delivered to Chicago Title Insurance Company (the "Title Company"), for earnest money, a good faith deposit in the amount of Ten Million Dollars ($10,000,000) (the "Good Faith Deposit"). The Title Company shall hold the Good Faith Deposit in an interest bearing account (which interest shall be accrued to Purchaser) pursuant to the terms of the Escrow Agreement among Seller, Purchaser and the Title Company, as amended, attached as Exhibit 1.4-a. Five Million Dollars ($5,000,000) of the Good Faith Deposit is non-refundable regardless of the termination of this Agreement pursuant to Section 8.1 below, with no exceptions. The other Five Million Dollars ($5,000,000) of the Good Faith Deposit that is not subject to the immediately preceding sentence (the "Residual Good Faith Deposit") is non-refundable regardless of the termination of this Agreement pursuant to
Section 8.1 below, except that Purchaser shall be entitled to the return of the Residual Good Faith Deposit, with all interest accrued on the entire Ten Million Dollars ($10,000,000) of the Good Faith Deposit, in the event that, (i) on or before 12:00 p.m. Pacific time, on February 5, 2005, (A) Seller or Purchaser terminates this Agreement because of a failure to obtain reasonable assurances from the California Department of Health Services (the "DHS") for any reason (which assurances are reasonably acceptable to Purchaser), that Purchaser's Change of Ownership ("CHOW") applications will be approved and an acute care hospital license will be issued for all four Hospitals, (B) Purchaser terminates this Agreement pursuant to Section 8.1(c), 8.1(d) (other than because of a failure to obtain reasonable assurances of approval of Purchaser's CHOW applications by the DHS), 8.1(f) or 8.1(h) (provided the failure of the applicable event or condition(s) under 8.1(c), 8.1(d), 8.1(f) or 8.1(h) giving rise to Purchaser's right to terminate under such subsection is not in any manner due to Purchaser's fault, as provided therein, including without limitation an inability of Purchaser to obtain financing or funding for the payment of the Cash Purchase Price) or (C) Seller terminates this Agreement pursuant to Section 8.1(e) (other than because of a failure to obtain reasonable assurances of approval of Purchaser's CHOW applications by the DHS) based upon the failure of a condition or a failure to close, respectively, that is not in any manner due to Purchaser's failure to perform, including without limitation an inability of Purchaser to obtain financing or funding for the payment of the Cash Purchase Price; or (ii) after 12:00 p.m. Pacific time, on February 5, 2005, Purchaser terminates this Agreement pursuant to Section 8.1(c). In the event the Closing occurs, however, the Good Faith Deposit shall be applied as a credit against the Purchase Price, payable at Closing pursuant to Section 1.7.2."

            3. Closing Date. Section 1.5 of the Agreement is hereby deleted, and replaced in its entirety with the following language:

                  "1.5 Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m. on February 28, 2005 (the "Closing Date"), at the offices of McDermott, Will & Emery LLP, 2049 Century Park East, Suite 3400, Los Angeles, California 90067 or such other date, time and place as the parties shall mutually agree; provided that all conditions precedent and other matters required to be completed as of the Closing Date have been or will be completed on such date. The Closing with respect to each Hospital shall be deemed to have occurred and to be effective as between the parties as of 12:01 a.m. Pacific time on the next day after the Closing Date (the "Effective Time")."

            4. Drop Dead Date. Section 8.1(g) of the Agreement is hereby amended by changing the date "December 31, 2004" contained therein to "February 28, 2005".


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

            5.    Audit of the Hospitals.

                  (a) New Section 9.2(h) is hereby added to the Agreement to provide as follows:

                        "Promptly following the Closing Date, Seller and Purchaser shall use reasonable commercial efforts to retain KPMG LLP (the "Auditors"), an independent registered public accounting firm, to perform an audit of the Hospitals with respect to the period prior to the Closing Date (the "Audit Period"), to the extent reasonably necessary in developing financial statements that meet the requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Audit"), which financial statements will be filed as part of federal securities filings required to be made by Purchaser or its affiliates following the Closing Date. Purchaser, its representatives, and the Auditors shall be given access by Seller during normal business hours to the extent reasonably needed for the conduct of the Audit to all documents, records and work papers retained by Seller with respect to the operation of the Hospitals during the Audit Period, all in such manner as to not interfere unreasonably with Seller's business. Seller acknowledges and agrees that it shall cooperate with Purchaser and the Auditors, on a timely basis and as reasonably requested by Purchaser, in connection with the provision of documents, records and work papers required by the Auditors and generally in connection with the conduct of the Audit. Any documents and other materials reasonably required by the Auditors for the conduct of the Audit shall be, at Seller's option, either (i) copied by Seller for Purchaser at Purchaser's expense, or (ii) removed by Purchaser from the premises, copied by Purchaser and promptly returned to Seller. Purchaser agrees and acknowledges that Seller and the Auditors shall be notified prior to any securities filings made by Purchaser based or relying upon information relating to the operations of the Hospitals during the Audit Period and the Audit, and shall prominently contain the disclosure set forth on Schedule 9.2(h) attached hereto in such securities filing. Notwithstanding anything contained in this Agreement including without limitation Section 12.12 to the contrary, Purchaser acknowledges and agrees that all costs relating to the Audit including without limitation the Auditors' fees and expenses, and any costs incurred by Seller in connection with the Audit, shall be borne by Purchaser."


                  (b) Section 10.3.1(i) is hereby deleted, and replaced in its entirety by the following language:

                        "(i) any securities litigation involving (i) Purchaser and/or (ii) any financing obtained by Purchaser which is utilized to fund, in whole or in part, the Cash Purchase Price, other than to the extent arising out of any willful misconduct of Seller or its employees, or intentionally false or intentionally misleading statements of Seller or its employees, (j) the preparation and/or submission of the Audit, and/or financial statements or other information arising from or related to the Audit, including without limitation any securities litigation, or any claim, suit, or other action brought by any third party or Person in connection any filing by Purchaser or its affiliates with federal or state securities regulators or any securities offering in connection therewith, without regard to any alleged fault of Seller based on the alleged acts or failure to act of Seller and";


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

                  (c) Section 10.3.1(j), as in effect immediately prior to the Amendment Effective Date, shall be redesignated as Section 10.3.1(k)

                  (d) The reference to Section 10.3.1(j) in the next to last sentence of Section 10.3.1 shall be amended to refer to Section 10.3.1(k).

                  (e) Section 10.3.2(a)(vi) is hereby amended to add the following phrase at the end thereof:

                        "; provided, however, the limitation that a minimum aggregate amount of Damages must be incurred before Seller is entitled to seek indemnification under Section 10.3.1(a), as set forth in this Section 10.3.2(a)(vi)(B), shall not apply to a Relevant Claim brought by Seller under
Section 10.3.1(j)."

            6. Effect on Agreement; General Provisions. Except as set forth in this Amendment, the terms and provisions of the Agreement are hereby ratified and declared to be in full force and effect. Except as otherwise expressly set forth herein, this Amendment shall be governed by the provisions of the Agreement including with respect to choice of law, disputes, arbitration and successors and assigns. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions and paragraph headings are used herein for convenience only, are not a part of this Amendment or the Agreement as amended by this Amendment and shall not be used in construing either document. Other than the reference to the Agreement contained in the first recital of this Amendment, each reference to the Agreement and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this Amendment, shall be deemed a reference to the Agreement as amended by this Amendment.


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


      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in multiple originals by their authorized officers, effective as of the Effective Time.


                                       SELLER:

                                       AHM CGH, Inc., a California corporation

                                       By:_______________________________
                                       Name:_____________________________
                                       Its: Authorized Signatory


                                       Health Resources Corporation of America -
                                       California, a Delaware corporation

                                       By:_______________________________
                                       Name:_____________________________
                                       Its: Authorized Signatory


                                       SHL/O Corp., a Delaware corporation

                                       By:_______________________________
                                       Name:_____________________________
                                       Its: Authorized Signatory


                                       UWMC Hospital Corporation, a California
                                       corporation By:__________________________
                                       Name:_____________________________
                                       Its: Authorized Signatory


                                       PURCHASER:

                                       Integrated Healthcare Holdings, Inc. a
                                       California corporation

                                       By:_______________________________
                                       Name:_____________________________
                                       Its:_______________________________


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


                                 SCHEDULE 9.2(H)




ALL INFORMATION IN THIS [SECURITIES FILING] CONCERNING THE HOSPITALS AND THE HOSPITALS' OPERATIONS IS BEING FURNISHED SOLELY BY ISSUER. THE INFORMATION SUPPLIED BY ISSUER (INCLUDING THE INFORMATION SET FORTH IN THIS [SECURITIES FILING]) CONCERNING THE HOSPITALS AND THE HOSPITALS' OPERATIONS HAS NOT BEEN REVIEWED BY THE PRIOR OWNER OF THE HOSPITALS OR ANY OF ITS REPRESENTATIVES FOR ACCURACY OR OTHERWISE, AND THE PRIOR OWNER OF THE HOSPITALS IS NOT RESPONSIBLE IN ANY WAY FOR ANY SUCH INFORMATION. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OR KNOWLEDGE OF THE HOSPITALS, ITS OPERATIONS AND ITS FINANCIAL RESULTS OR OTHERWISE RELY UPON THE REPRESENTATIONS OF ISSUER. ALL REPRESENTATIONS BY ISSUER OR ITS REPRESENTATIVES AS TO INFORMATION CONCERNING THE HOSPITALS OR THE HOSPITALS' OPERATIONS OR FINANCIAL RESULTS, AND ALL INFORMATION SET FORTH IN THIS [SECURITIES FILING] CONCERNING THE HOSPITALS OR THE HOSPITALS' OPERATIONS OR FINANCIAL RESULTS, IS THE SOLE RESPONSIBILITY OF ISSUER, AND NO SUCH REPRESENTATIONS OR INFORMATION MAY BE RELIED UPON BY ANY INVESTOR AS BEING PROVIDED OR APPROVED, EXPLICITLY OR IMPLICITLY, BY THE PRIOR OWNER OF HOSPITAL."


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